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                                                                      EXHIBIT B2

                          CARROLS HOLDINGS CORPORATION


                         UNVESTED STOCK OPTION AGREEMENT


               THIS AGREEMENT, dated as of ___________, 1997 (the "Date of Grant") is made by and between Carrols Holdings Corporation, a Delaware corporation (hereinafter called the "Company") and Daniel T. Accordino, an employee of the Company (hereinafter referred to as the "Optionee"). Unless otherwise defined herein or on Exhibit A hereto, which is incorporated herein by reference, all capitalized terms used herein shall have the meanings assigned to such terms in the Carrols Holdings Corporation 1996 Long-Term Incentive Plan as amended from time to time (the "Plan"); provided, however, that the Option granted hereunder is not subject to or granted under the Plan.


               1. Grant and Approval of Option. The Company hereby grants to the Optionee a nonqualified stock option (the "Option") to purchase all or any part of the aggregate of 2,579 shares of its $.01 par value common stock (the "Shares"), subject to all of the terms and conditions of this agreement (the "Agreement").


               2. Exercise Price and Period of Option; Acceleration of Vesting.


               (a) Effective as of the closing of the Stock Purchase Agreement (the "Closing") and subject to the terms and conditions of this Agreement, this Option shall become exercisable at an exercise price per share (the "Exercise Price") of $101.7646 as follows: (i) 516 Shares will become exercisable on the first anniversary date of the Closing; (ii) 516 Shares will become exercisable on the second anniversary date of the Closing; (iii) 516 Shares will become exercisable on the third anniversary date of the Closing; (iv) 516 Shares will become exercisable on the fourth anniversary date of the Closing; and (v) the remaining 515 Shares will become exercisable on the fifth anniversary date of the Closing.


               (b) Except as otherwise provided by the Committee, if Optionee's employment with the Company terminates:

               (i) for Good Reason or without Cause, the portion of the Option which is not vested and exercisable on the date on which Optionee ceases to be an employee shall vest and become immediately exercisable in full and shall continue to be exercisable until the date of expiration of the Option pursuant to Paragraph 3 of this Agreement;

               (ii) on account of death or Permanent Disability,  Optionee shall
(A) have the right to purchase such additional Shares to which the Optionee would have been entitled had his





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employment continued through the first anniversary date of the Closing following
Optionee's date of termination of employment on account of death or Permanent Disability (the "Termination Date") and (B) have the right to purchase such additional Shares equal to the product of (x) the number of shares which would have become exercisable on the second anniversary date of the Closing following the Termination Date multiplied by (y) a fraction where the numerator equals the number of days elapsed since the anniversary date of the Closing preceding the Termination Date and the denominator equals 365 days. In the event of Optionee's death or Permanent Disability, all vested and exercisable Options (including Options that become vested and exercisable under this paragraph 2(b)(ii)) shall continue to be exercisable until the date of expiration of the Option pursuant to Paragraph 3 of this Agreement;

               (iii) without Good Reason, the portion of the Option that is not vested and exercisable on the date on which Optionee ceases to be an employee shall terminate and any vested Options shall only be exercisable for a period of forty-five (45) days after the Optionee's date of termination of employment without Good Reason; and

               (iv) for Cause, the portion of the Option that is not vested and exercisable shall terminate and any vested Options shall be forfeited on the date the Company delivers notice of termination of employment for Cause to the Optionee.

               (c) In the event of a Change of Control during the term of the Optionee's employment with Carrols Corporation, the portion of the Option that is not vested shall vest and become exercisable in full on the date of such Change of Control. As soon as practicable but in no event later than thirty (30) days prior to the occurrence of a Change of Control, the Committee shall notify the Optionee of such Change of Control. Upon a Change of Control that qualifies as an Approved Sale (as defined in Paragraph 5) in which the outstanding common stock of the Company is converted or exchanged for or becomes a right to receive any cash, property or securities other than Illiquid Consideration (as defined in Paragraph 5), (i) the Option shall become exercisable solely for the amount of such cash, property or securities that the Optionee would have been entitled to had the Option been exercised immediately prior to such event (ii) the Optionee shall be given an opportunity to either (A) exercise the Option prior to the consummation of the Approved Sale and participate in such sale as holders of Stock or (B) upon consummation of the Approved Sale, receive in exchange for such Option consideration equal to the amount determined by multiplying (1) the same amount of consideration per share of Stock received by the holders of Stock in connection with the Approved Sale less the exercise price per share of Stock of such Option to acquire Stock by (2) the number of shares of Stock represented by such Option; and (iii) to the extent the Option is not exercised prior to or simultaneous with such Approved Sale, the Option shall be canceled.


               (d) The Shares are subject to the Stockholders Agreement executed in connection with the Securities Purchase Agreement dated February 25, 1997 among the Company, Atlantic Restaurants, Inc., Bahrain International Bank (E.C.), Madison Dearborn Capital Partners, L.P., and Madison Dearborn Capital Partners II, L.P. (the "Stockholders Agreement").


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               3.  Expiration  of  Option.  Notwithstanding  anything  contained herein to the contrary, this Option may not be exercised to any extent by Optionee after the tenth anniversary of the Date of Grant.


               4.     Manner of Exercise.

               (a) This Option shall be exercisable by delivery to the Secretary of the Company of an executed written notice (the "Notice"), or such other form as may be required by the Committee which shall set forth Optionee's election to exercise this Option, the number of Shares being purchased and such other representations and agreements regarding Optionee's investment intent and access to information as may be required by the Committee to comply with applicable securities laws.

               (b) Such Notice shall be accompanied by full payment of the Exercise Price, if any, for the Shares being purchased (i) in cash (including check, bank draft or money order); (ii) where approved by the Committee in its sole discretion, by surrender of Shares of the Company owned by the Optionee having a Fair Market Value equal to the Exercise Price; (iii) by delivery of a promissory note to the Company that is either (A) unsecured and fully recourse against the Optionee or (B) nonrecourse but secured by the Shares being purchased by such exercise and by other assets having a Fair Market Value equal to not less than forty (40) percent of the Exercise Price (a "Nonrecourse Note") and, in either event, such note shall mature on the fifth anniversary date thereof and shall bear interest, payable quarterly, at the Federal mid-term rate provided under Section 1274(d) of the Internal Revenue Code of 1986, as amended;
(iv) by any combination of the foregoing, or any other method, where approved by the Committee in writing in its sole discretion; or (v) by any other means approved by the Committee. The terms of a Nonrecourse Note shall provide that:
(i) any dividends received on Stock securing a Nonrecourse Note shall be applied toward payment of the principal and accrued interest of the Nonrecourse Note; and (ii) the Nonrecourse Note shall become immediately due and payable upon the sale of Stock securing the Nonrecourse Note and the proceeds shall be applied to the payment of the unpaid principal balance and accrued interest of the Nonrecourse Note. For purposes of this Agreement, "Fair Market Value" as of any date (i) of Shares shall be deemed to equal: (A) if the Shares are publicly traded, the average of the last reported sales price of such Shares for ten (10) consecutive trading days as officially reported on the principal trading market on which such Shares are traded ending on the second trading day prior to the date of determination, or (B) if the Shares are not publicly traded, the value of a Share as determined in good faith by the Committee or the Board of Directors of the Company on the advice of its independent auditors; and (ii) of assets other than Shares shall equal such value as determined by the Committee in its sole discretion.

               (c) Prior to the issuance of the Shares upon exercise of this Option, Optionee must pay or, in a manner acceptable to the Committee, make adequate provision to pay, any applicable federal, state or local withholding obligations as determined by the Committee in accordance with applicable law.


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               (d) Promptly  after receipt of any Notice and payment as provided above, the Company shall issue the number of Shares set forth in such Notice, registered in the name of the Optionee, the Optionee and the Optionee's spouse, or the Optionee's legal representative.

               (e) Any exercisable portion of this Option may be exercised in whole or in part at any time prior to the time when this Option becomes unexercisable under Paragraph 3 of this Agreement; provided, however, that any partial exercise shall be for whole Shares only.

               (f) This Option may not be exercised unless such exercise is in compliance with the Securities Act of 1933, as amended, and all applicable state securities laws, as they are in effect on the date of exercise.

               5.     Sale of the Company

               (a) If the Board and the holders of a majority of the Company's Stock approve a Sale of the Company (the "Approved Sale"), the holders of Stock shall consent to and raise no objections against the Approved Sale of the Company, and if the Approved Sale of the Company is structured as a sale of capital stock, the holders of Stock shall agree to sell their shares of Stock on the terms and conditions approved by the Board and the holders of a majority of the Company's Stock. The holders of Stock shall take all necessary and desirable actions in connection with the consummation of the Approved Sale of the Company. Notwithstanding the foregoing, in the event that the consideration to be received by the holders of Stock in connection with the Approved Sale shall include either (a) shares of common stock of a class which is not listed on a national securities exchange or in the NASDAQ system and which is not entitled to registration rights for sale in a registered public offering under the Securities Act of 1933 or (b) shares of senior equity securities which do not provide for a scheduled redemption or a redemption at the option of the holders thereof, such holders shall not be required to sell their shares of Stock pursuant to this Paragraph 5(a) (collectively, the "Illiquid Consideration").


               (b) The obligations of the holders of Stock with respect to the Approved Sale of the Company is subject to the satisfaction of the condition that, upon the consummation of the Approved Sale, all of the holders of Stock receive the same form and amount of consideration per share of Stock, or if any holders of Stock are given an option as to the form and amount of consideration to be received, all holders be given the same option.


               (c) If the Company or the holders of the Company's securities enter into any negotiation or transaction for which Rule 506 (or any similar rule then in effect) promulgated by the Securities Exchange Commission may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), the holders of Stock shall at the request of the Company, appoint a "purchaser representative" (as such term is defined in Rule 501) reasonably acceptable to the Company. If any holder of Stock appoints a purchaser representative designated by the Company, the Company shall pay the fees of such purchaser representative. However, if any holder of Stock declines to appoint the purchaser representative designated by the Company, such holder shall appoint another purchaser representative




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(reasonably acceptable to the Company), and such holder shall be responsible for the fees of the purchaser representative so appointed.


               (d) Participants and the other holders of Stock (if any) shall bear their pro-rata share (based upon the number of shares sold) of the costs of any sale of Stock pursuant to an Approved Sale to the extent such costs are incurred for the benefit of all holders of Stock and are not otherwise paid by the Company or the acquiring party. Costs incurred by Participants and the other holders of Stock on their own behalf shall not be considered costs of the transaction hereunder.


               (e) The provisions of this Paragraph 5 shall terminate upon the completion of a Qualified Public Offering.


               (f) For purposes of this Paragraph 5, "Independent Third Party" shall mean any Person who, immediately prior to the contemplated transaction, does not own in excess of 5% of the Company's Stock on a fully-diluted basis (a "5% Owner"); who is not controlling, controlled by or under control with any such 5% Owner and who is not the spouse or descendent (by birth or adoption) of any such 5% Owner or a trust for the benefit of such 5% Owner and/or such other Persons; "Person" shall mean an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof; "Qualified Public Offering" shall mean the sale in an underwritten public offering registered under the Securities Act of 1933 of Shares of the Company's Stock resulting in aggregate gross proceeds to the Company of at least $50 million and a price per share of not less than $108.2353 (as such amount is equitably adjusted for subsequent stock splits, stock dividends and recapitalizations); and "Sale of the Company" shall mean the sale of the Company to an Independent Third Party or affiliated group of Independent Third Parties pursuant to which such party or parties acquire (i) capital stock of the Company possessing the voting power to elect a majority of the Company's board of directors (whether by merger, consolidation or sale or transfer of the Company's capital stock) or (ii) all or substantially all the Company's assets determined on a consolidated basis.


               6. Compliance with Laws and Regulations. The issuance and transfer of Shares shall be subject to compliance by the Company and the Optionee with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company's shares may be listed at the time of such issuance or transfer. Optionee understands that the Company is under no obligation to register or qualify the Shares with the Securities and Exchange Commission, any state securities commission or any stock exchange to effect such compliance.


               7. Nontransferability of Option. Except as may otherwise be determined by the Company, this Option may not be sold, transferred, assigned or otherwise alienated or



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hypothecated  by the Optionee,  other than by will or by the laws of descent and distribution, and shall be exercisable during the Optionee's lifetime only by the Optionee or the Optionee's legal representative. The Optionee may, if permitted by state law or the rules and regulations governing any exchange on which the Company's Shares are traded, transfer the Option, without payment of consideration, to a member of the Optionee's immediate family or to a trust or partnership whose beneficiaries are members of the Optionee's immediate family. For purposes of this Paragraph, the term "immediate family" shall include the Optionee's spouse, children and grandchildren. Any attempt at assignment, transfer, pledge or disposition of the Option contrary to the provisions hereof or the levy of any execution, attachment or similar process upon the Option other than as expressly permitted in this Paragraph 7 shall be null and void and without effect.


               8. Rights as Stockholder. Other than as provided herein, the holder of the Option shall not be, nor have any of the rights or privileges of, a stockholder of the Company with respect to any Shares purchasable upon the exercise of the Option or any portion thereof, unless and until certificates representing such Shares shall have been issued by the Company to such holder.


               9. Withholding of Taxes. Whenever the Company proposes or is required to deliver or transfer Shares in connection with the exercise of this Option, the Company shall have the right to (a) require the recipient to remit to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery or transfer of any certificate or certificates for such Shares, or (b) take whatever action it deems necessary to protect its interests with respect to tax liabilities.


               10. Administration. The Committee shall have the power to interpret this Agreement. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the
Optionee,  the  Company  and all  other  interested  persons.  No  member of the
Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to this Agreement or the Option.


               11. Notice. Any notice to be given under the terms of this Agreement to the Committee shall be addressed to the Committee, and any notice to be given to the Optionee shall be addressed to him at the address given beneath his signature hereto. By a notice given pursuant to this Paragraph 11, either party may hereafter designate a different address for notices to be delivered. Any notice which is required to be given to the Optionee shall, if the Optionee is deceased, be given to the Optionee's personal representative. Any notice shall have been deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.


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               12.  Interpretation.  Any dispute regarding the interpretation of this Agreement shall be submitted by the Optionee to the Committee for its review. The resolution of such dispute by the Committee shall be final and binding on the Company and on the Optionee.

               13. Entire Agreement. This Agreement and the Notice constitute the entire agreement of the parties and supersede all prior undertakings and agreements with respect to the subject matter hereof.

               14.    Dividends.

               (a) In the event that the Company declares a dividend with respect to any Shares subject to a vested portion of the Option, the Company shall mail to Optionee a written notice at least ten (10) days prior to the record date for such dividends.

               (b) On any dividend payment date, the Exercise Price of any unvested Options shall be reduced by the amount of any dividends that the Optionee would have received had the Optionee held the Shares subject to the Option on the record date with respect to such dividend, and in the event that the aggregate dividends declared on such Shares exceeds the aggregate Exercise Price of the Option, the amount of such excess, if any, shall be deposited in an interest bearing bank account established by the Committee in the name of the Optionee. Any amount held in an interest bearing bank account established under this Paragraph 14(b), or the pro rata portion thereof in the event of a partial exercise of this Option, shall be paid to the Optionee upon exercise of all or, if relevant, a portion of the Option.

               15. Adjustments. In the event of a reclassification, recapitalization, merger, consolidation, reorganization, stock dividends, stock split or reverse stock split, including, without limitation, a distribution of the stock of a Subsidiary, combination or exchange of shares, the Committee shall determine, in its discretion, the appropriate adjustments, if any, to the number of Shares which may be issued under this Option and the exercise price of this Option.

               16.    Amendment and Termination.

               (a)  The  Committee   shall  have  the  authority  to  make  such
amendments to the Option provided that no such action shall modify the Option in a manner adverse to Optionee without Optionee's consent.

               (b) The Committee may terminate, amend or modify the Option at any time and from time to time; provided, however, that an amendment which requires stockholder approval in order for the Plan to continue to comply with Rule 16b-3, Section 162(m) of the Code or any other law, regulation or stock exchange requirement shall not be effective unless approved by the requisite vote of stockholders. The termination, amendment or modification of the Option may be in response to changes in the Code, the Exchange Act, national securities exchange regulations or for other reasons deemed appropriate by the Committee.

               17. Successors. The terms of the Option shall be binding upon the Company and its successors and assigns.


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               18.    Requirements of Law.

               (a) In the event any provision of the Option shall be held illegal or invalid for any reason, the illegality or invalidity shall not effect the remaining parts of the Option, and the Option shall be construed and enforced as if the illegal or invalid provision had not been included.

               (b) To the extent that federal laws do not otherwise control, the Option shall be construed in accordance with and governed by the laws of the State of New York.

                                             CARROLS HOLDINGS CORPORATION



                                             By:
                                                 ------------------------------

                                             Title:
                                                    ---------------------------


                                             ACCEPTED AND AGREED TO:


                                             By:
                                                 ------------------------------
                                                 Daniel T. Accordino
                                                 5175 E. Lake Road
                                                 Cazenovia, New York  13035


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                                    Exhibit A

                         to Carrols Holdings Corporation
                         Unvested Stock Option Agreement
                             of Daniel T. Accordino

Definitions. As used in this Agreement, the following terms shall have the following meanings:

        "Cause" means, except as may otherwise be provided in a Participant's employment agreement (if any) or in the Award Agreement, (i) the commission by the Participant of a felony; (ii) the unauthorized disclosure of confidential proprietary information of the Company or any Subsidiary which disclosure the Participant knows or reasonably should have known would be reasonably likely to result in material damage to the Company or Subsidiary; (iii) the breach by the Participant of any material provision of the Participant's employment agreement (if any), which breach, if curable, is not remedied within thirty (30) days after the Participant's receipt of written notice thereof provided, however, that the Company need not permit the Participant to cure any breach which has been the subject of a prior written notice; (iv) the engagement in material self dealing in breach of fiduciary duties with respect to the assets or properties of the Company or Subsidiary unless disclosed to and approved by the disinterested members of the Board of Directors; (v) an act of gross misconduct in connection with the Participant's duties under his employment agreement (if any); or (vi) chronic alcohol or drug abuse rendering Participant incapable of carrying out his duties as determined in good faith by the Committee continuing after the Participant is given a reasonable opportunity to obtain medical or other appropriate treatment or rehabilitation.

        "Good Reason" means (i) the material failure of the Company or a Subsidiary to comply with the provisions of the Participant's employment agreement, if any, which failure shall not cease promptly and in no event more than thirty (30) days after receipt by the Company or, where appropriate, a Subsidiary of written notice from the Participant objecting to such conduct; (ii) any termination by the Company or Subsidiary of the Participant's employment other than as expressly permitted in the Participant's employment agreement, if any; or (iii) the assignment to Participant of duties and responsibilities materially inconsistent with those duties and responsibilities customarily assigned to individuals holding positions similar to that of the Participant at a company of comparable size to the Company or Subsidiary or the substantial reduction by the Company or Subsidiary of Participant's duties and responsibilities and, if curable, not remedied by the Company or Subsidiary within 30 days after receipt of written notice.

        "Permanent Disability" means the inability of a Participant due to physical or mental disability to perform all of his duties with the Company or Subsidiary pursuant to his employment agreement, if any, for a period of six (6) successive months, or an aggregate of six (6) months in any twelve (12) month period, as determined by the Committee upon the basis of such evidence, including but not limited to independent medical reports and data, as the Committee deems appropriate or necessary.


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